AMENDMENT NO. 2
TO
SUPPLY AGREEMENT
By and between
Teva API Inc. and The Medicines Company
THIS AMENDMENT NO. 2 (“Second Amendment”) to the Supply Agreement, as defined below, is made and entered into as of July 1, 2015 (the “Effective Date”) by and between Teva API, Inc. (formerly known as Plantex USA Inc.), a New Jersey corporation with offices at 400 Chestnut Ridge Road, Woodcliff Lake, NJ 07670 (“TEVA”) and The Medicines Company, a Delaware corporation with offices at 8 Sylvan Way, Parsippany, NJ 07054 (“MDCO”). TEVA and MDCO are sometimes together referred to herein as the “Parties” and separately as a “Party.”
WHEREAS, TEVA and MDCO entered into a certain Supply Agreement dated September 30, 2011 as amended on February 13, 2012, (collectively the “Supply Agreement”); and
WHEREAS, the Parties desire to enter into this Second Amendment to make certain modifications to the terms and conditions of the Supply Agreement;
NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements set forth below, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.    Section 3.1.2.1 of the Supply Agreement shall be deleted in its entirety.
2.    Section 9 of the Supply Agreement shall be deleted in its entirety and replaced with the following:
“9.    Term.
This Agreement shall commence on the Effective Date and, unless earlier terminated as provided below, shall remain in full force and effect until December 31, 2016 (the “Term”). The Term may be extended upon mutual agreement of the Parties.”
3.    Section 10.3 of the Supply Agreement shall be deleted in its entirety and replaced with the following:
“10.3    Teva shall have the right to terminate this Agreement upon written notice to MDCO with immediate effect upon the launch of a generic form of Angiomax® including an Authorized Generic in the market in the Territory. In the event of such termination by Teva, Teva agrees to fulfill, in accordance with the terms of this Agreement (i) any Purchase Orders submitted by MDCO prior to such termination, and (ii) one or more additional Purchase Orders, submitted within thirty (30) days of MDCO’s receipt of Teva’s written notice of such termination, for the purchase of up to one hundred kilograms (100kgs) of API.”
4.    Miscellaneous.
4.1    All capitalized terms used herein, unless otherwise defined herein, shall have the respective meanings set forth in the Supply Agreement.
4.2    This Second Amendment, together with the Supply Agreement, contains every obligation and understanding between the Parties relating to the subject matter hereof and merges all prior discussions, negotiations and agreements, if any, between them with respect thereto, and none of the Parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to in the Supply Agreement, as amended herein.
4.3    This Second Amendment is an integral part of the Agreement, and upon execution of this Second Amendment by the Parties hereto, this Second Amendment shall be deemed to be effective and the Supply Agreement shall be amended as set forth above. In the event that there is a conflict between terms of the Supply Agreement and this Second Amendment, the terms of this Second Amendment shall prevail. Except as amended and supplemented in this Second Amendment, all provisions of the Supply Agreement shall remain fully valid and in full force and effect. This Second Amendment shall be binding upon and inure to the benefit of the Parties hereto. This Second Amendment may be executed in any member of counterparts, with each executed counterpart constituting an original, but all together one and the same instrument.
IN WITNESS HEREOF, the Parties have caused this Second Amendment to be executed by their duly authorized representatives as of the Effective Date.

Teva API Inc.	The Medicines Company
By: /s/ Modi Teicher Name: Modi Teicher Title: Director of Sales and Marketing	By: /s/ Brian Carothers Name: Brian Carothers Title: VP Supply Chain and Product Development
By: /s/ Kerri Wood Name: Kerri Wood Title: President